UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[x]  Preliminary Information Statement
[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)
     (2))
[_]  Definitive Information Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-12

                             Solargy Systems Inc ,
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                     Nevada
         (State or other jurisdiction of incorporation or organization)
                               IRS EIN 20-4357915
               6464 N W 5 th Way, Ft. Lauderdale Florida 33309
                    (Address of principal executive offices)
                                  786 303 5669

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[_] No fee required.
[x] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:
               Common stock, par value $0.001 per share, Inc.
               -----------------------------------------------------------------
        (2)    Aggregate number of securities to which transaction applies:
               570,539,714 shares of common stock cusip number 83416H106 (as of January 31, 2011)
               -----------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               The   filing   fee  was  determined  based  upon   the  sum   of
               (A) 570,539,714 shares of Common Stock multiplied by $.0008 per share and In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended; the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.
               -----------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:
               $485,466.005
               -----------------------------------------------------------------
        (5)    Total fee paid:
               $51.94
               -----------------------------------------------------------------
[_] Fee paid previously with preliminary materials.
[x] Check box  if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:
              400 .00
              ------------------------------------------------------------------
        (2)   Form, Schedule or Registration Statement No.: sb2

EXPLANATORY NOTE


The reverse will apply to all common stock except the Regulation S issue. And subject to FINRA approvals where required should be effective on or before March 1, 2011.

Solargy Systems Inc . (the "Company") is filing this Form 14-C (the "Form 14-"), with the Securities and Exchange Commission (the "SEC") on February 10, 2011 or sooner to fulfill its notice requirements to its shareholders.

The mission of the company is to manufacture and sell photovoltaic cell systems to enable large commercial and institutional customers in the US, Caribbean and Central America to be energy self sufficient . The company also functions as an alternative energy systems integrator, combining various solutions including but not limited to wind, waste to energy and biomass to deliver ecologically sound power and energy solutions for its customers.

The Board of Directors of the company has decided it's in its best interest to reverse its common stock in a ratio of 100 to one(100 to 1) and has adopted a resolution dated December 15, 2010 to effect the reverse, in conjunction with the a written consent of the majority shareholders.

The company is not current in its filing obligations, but plans to be current as soon as practical and possible.



                            SOLARGY SYSTEMS , INC .

                   1717 N Bayshore Drive, Miami Florida 33132

                  Notice of Proposed Action by Written Consent
                                      Of a
                    Majority of the Outstanding Common Stock
                      To be taken on or about Feb 28, 2011

To the Stockholders of Solargy Systems Inc, formerly SBD INTERNATIONAL,INC.

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common and preferred stock of Solargy Systems Inc., (the "Company") intend to Reverse its common stock cusip number 83416H106 and in a ratio of 100 to One. (100:1) This reverse is exclusive of its preferred and Reg S stock issues which have antidilutive provisions attached to the underlying agreements.

The change will be effected on or after 14 days from the date this schedule is mailed to shareholders and is expected to be on or about February 28, 2011

Only stockholders of record at the close of business on January 31, 2011 will be given Notice of the Action by Written Consent. The Company is not soliciting Proxies.



By Order of the Board of Directors



/s/ C M Nurse
---------------------------
President of the Company



 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

             SOLARGY SYSTEMS, INC, FORMERLY SBD INTERNATIONAL, INC.
                               6464 N W 5 th Way
                         Ft. Lauderdale, Florida 33309
                         954 489 2961 fax 954 489 2962

                             INFORMATION STATEMENT

                      ACTION BY A MAJORITY OF STOCKHOLDERS

This Information Statement is furnished to all holders of the Common Stock cusip number, 83416H106 $.001 par value per share, and convertible preferred Stock A, pat value .001 of the Company, voting in a ratio of 52 common for each preferred Class A, in connection with proposed action by holders of a majority of the issued and outstanding shares of common and preferred voting stock of SBD International, Inc., a Nevada Corporation (the "Company") to ratify all actions taken by all officers and directors of the company from March 27, 2002 thru the present date, including the reverse of its common stock in a ratio of one hundred to one (100:1). These actions have already occurred or are to occur on or about February 28 2011 or sooner. This Information Statement is first being mailed to stockholders on or about February 11 2011.

Only stockholders of record at the close of business on January 31, 2010 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of a majority of the shareholders of the Company as allowed by Section 607.1003 of the Nevada Statutes.

The Board of Directors and/or persons owning the majority of the outstanding voting Securities of Solargy Systems Inc Inc., have unanimously adopted, ratified and approved resolutions to effect the reverse to take place on or about February 28, 2011. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and is expected to become effective on or about February 28, 2011.

The Form 10-KSB filed by SBD International, Inc., with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. SBD International, Inc. is presently "not current" in the filing of all reports required to be filed by it.


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                        DISSENTER'S RIGHTS OF APPRAISAL

The proposed Amendment does not result in dissenters' rights of appraisal . The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the amendments and mergers.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on September 20, 2007 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 570,539,714 shares of $0.001 par value common stock and 5,100,000 shares of $0.0001 par value preferred class A stock voting in a ratio of 52 common to one (i) preferred. The Company's officers, directors and principal shareholders own or control in the aggregate greater than 50% of the aggregate total of issued and outstanding shares of Common and Preferred Stock on the Record Date, these persons have signed consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

            SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
                           FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common and Preferred Stock as of January 31, 2011, with respect to:
(i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common and/or Preferred Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of Jan 31 2011, there were 570,539,714 shares of Common Stock issued and outstanding and 5,100,000 shares of Preferred A Stock issued and outstanding.

TITLE OF                            NAME AND ADDRESS OF               BENEFICIAL OWNERSHIP OF           AMOUNT AND NATURE OF
CLASS                               BENEFICIAL OWNER                  CLASS                             PERCENT
---------------------------------   -------------------------------   -------------------------------   ----------------------------
Common Stock                        C M Nurse                         32,400,400                        6%
($0.001 par value)                  (President & Director)
                                    1717 N Bayshore Drive ,
                                    Miami FL 33142
Preferred Stock                                                       5,100,000 PFA 20                   100
---------------------------------   -------------------------------   -------------------------------   ----------------------------

Common Stock                        All Executive Officers
($0.001 par value)                  and Directors                     45,400,400                        12%
                                    (as a Group)                      78%
                                    (Nurse)
---------------------------------   -------------------------------   -------------------------------   ----------------------------

Common Stock                        Zono Plc                          18,500,000 (reg s)                .03%
($0.001 par value)                  Roseau , Dominica
---------------------------------   -------------------------------   -------------------------------   ----------------------------

Common Stock                        Cheryl Wilson                     8,000,000                         .01%
($0.001 par value)                  400 E las Olas
                                    Florida 33301
---------------------------------   ------------------------------   --------------------------------   ----------------------------



                    CHANGES IN BUSINESS OR PHYSICAL LOCATION

The proposed Amendments to the Company's Articles of Incorporation will not effect a change in the Name and capitalization of Solargy Systems Inc., as described herein. The name of the Company will remain Solargy Systems Inc.

Recapitalization will may result in a change in our business, now defined as a vertical integrated supplier of solar energy systems to large commercial customers and Independent Power Producers.

The management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the recapitalization, which are immaterial) will be adapted to meet the new corporate mission. Our management, including all directors and officers, will be increased after the amendments and changes are effected. and approved. There will be additional directors added to the company in the future.

                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company's authorized capital consists of 750,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of Preferred Stock A, $0.001 par value, and 20,000,000 shares of Preferred B stock. As of January 31, 2011 there were 570,539,714 shares of Common Stock outstanding and 5,100,000 shares of Preferred A Stock outstanding. The holders of Common are entitled to vote as a unit and Preferred Stock are entitled to vote as a unit in a ratio of 52 common shares for each share of preferred A on matters brought the attention of the shareholders of the Company.

                           VOTE REQUIRED FOR APPROVAL

Section 607.1003 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 607.1003. Section 607.1003 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 607.1003 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of Solargy Systems Inc., and persons owning and having voting power in excess of 50% of the outstanding voting securities of Solary
Systems Inc, previously SBD International, Inc., have adopted, ratified and approved all amendments and mergers to date.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 570,539,714 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock and 5,100,000 shares of issued and outstanding shares of the Company's $0.001 par value preferred voting stock. outstanding on January 31, 2011, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Solargy Systems ' Articles of Incorporation.

          INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 , Dec 31,2005 any other reports for 2007, 2008. 2009. 2010 as will be filed in due course and quarterly reports , June 30, 2006 September 30. 2006, and other reports which may be filed from time to time is incorporated herein by reference:
"Item 1. Business", "Item 5. Market Information for Common Equity and Related Shareholder Matters", and "Item 7. Financial Statements."' The following portions of the Company's Quarterly Report on Form 10-QSB for the period ended September 31, 2010 is also incorporated herein by reference: "Part I. Item 1: Financial Statements" and "Part I. Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations."' Copies of these documents are available without charge to any person, including any beneficial holder of the Company's Common Stock to whom this Information Statement was delivered, on written or oral request to Solargy Systems Inc, 6464 N W 5 th Way, Ft. Lauderdale Florida 33309. Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

                                 CAPITALIZATION

The Company currently has 750,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 570,539,714 common shares were outstanding on January 31, 2011. The Company currently has 20,000,000 authorized shares of Preferred Stock, Class A par value .001 of which 5, 100,000 are outstanding and 20,000,000 of Preferred B par value $1.00 per share, of which 1,100,000 shares were outstanding on January 31, 2011.

Since the Board of Directors believes that the current corporate structure does not allow it the flexibility need to meet its strategic objectives, including the manufacture and sales of solar cell power systems, the integration of waste wind and other alternative energy sources as well as funding of such projects, the Board considers it desirable that the Company restructures.

Presently, the Company has issued shares in all of its three authorized classes of stock, Common Stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. Preferred B stock is non voting stock and has a per value of 1.00 per share. Common and preferred shares A are voting shares and but have different voting rights. Preferred A vote in the ratio of 52 common for each preferred. Common shares vote one vote for each common share. However, none of such common or preferred shares confer any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities, rights or options for the Company's securities authorized or acquired by the Company in the future. The Board may issue the Common Stock and Preferred Stock authorized by the Company's Charter for such consideration as may be fixed by the Board and for any corporate purpose without further action by the stockholders, except as may be required by law. Each share of Preferred Stock has dividend and liquidation preferences over common shares of the Company. Each share of Common Stock has equal dividend rights and participates equally upon liquidation

                INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Neither company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company's recapitalization which differs from that of other shareholders of the Company? No director of the Company opposes the proposed action of recapitalizing the Company's common shares.


                             ADDITIONAL INFORMATION

Additional information concerning Solargy Systems inc is available on its recent filings as of DEC 31, 2009 ( unaudited) Sept 30, 2010 on Form 10-QSB for the quarter ended September 30-, 2010, which has been filed with the Securities and Exchange Commission, and any other reports which may be filed from time to time, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.

Dated: February 10, 2011

                                              By Order of the Board of Directors

                                              /s/ C M Nurse
                                              Chief Executive Officer
                                               & Chairman